Exhibit 99.1

Parsons Delivers Strong First Quarter 2019 Results; Reports Robust Bookings and Backlog Growth; and Bolsters Federal Solutions Business with OGSystems Acquisition

Q1 2019 Financial Highlights:

•	Revenue of $904 million, 20% increase from the first quarter of 2018
•	Net income of $10 million, impacted by increased M&A-related intangible amortization expenses and IPO costs
•	Adjusted EBITDA increases 43% to $68 million; Adjusted EBITDA margin increases 120 basis points to 7.5%
•	First quarter 2019 and trailing 12-month book-to-bill ratio of 1.4x
•	Total backlog of $8.6 billion, 35% increase from the first quarter of 2018

Q1 2019 Strategic Highlights:

•	Acquired OGSystems, leader in geospatial intelligence solutions for the U.S. Intelligence Community and Department of Defense
•	Won three Federal Solutions single-award contracts worth $100 million or more
•	Recognized as one of the World’s Most Ethical Companies for tenth consecutive year

CENTREVILLE, VA – June 18, 2019, Parsons Corporation (NYSE: PSN) today announced financial results for the first quarter ended March 31, 2019.

CEO Commentary

“We reported strong first quarter revenue, profitability and bookings,” said Chuck Harrington, Chairman, CEO and President of Parsons Corporation. “Our results reflect continued execution and implementation of our strategy to expand our technology base in our core defense, intelligence and critical infrastructure markets. We’ve had a great start to the year, and we are excited about our future with our robust balance sheet and differentiated solutions aligned with large and growing customer markets.”

First Quarter 2019 Results

Total revenue for the first quarter of 2019 increased 20% from the prior year period primarily due to the Polaris Alpha and OGSystems acquisitions, which added $122 million, and organic growth in both our Federal Solutions and Critical Infrastructure market segments. Operating income decreased 41% from the first quarter of 2018 primarily due to an increase in acquisition-related intangible amortization expenses and IPO costs. Diluted earnings per share (EPS) attributable to Parsons decreased 60% due to the same factors as noted above and higher interest expense.

Adjusted EBITDA for the first quarter of 2019 was $68 million, a 43% increase over the prior year period. Adjusted EBITDA margin increased to 7.5%, or by 120 basis points from the first quarter of 2018. Adjusted EBITDA and Adjusted EBITDA margin increased primarily as a result of recent acquisitions in the Federal Solutions segment, as well as organic revenue growth and margin expansion in both the Federal Solutions and Critical Infrastructure segments. The Federal Solutions segment also benefited from a shift in revenue mix to higher margin markets including cyber, intelligence, geospatial, missile defense and space.

Adjusted EBITDA attributable to Parsons for the first quarter of 2019 was $64 million, a 47% increase over the prior year period. Adjusted EPS was $0.57, a 67% increase over the first quarter of 2018. These increases were primarily driven by the same factors as noted above.

Information about the Company's use of non-GAAP financial information is provided on page 9 and in the non-GAAP reconciliation tables included herein.

Segment Results

Federal Solutions Segment

	Three Months Ended		Growth
	March 30, 2018	March 31, 2019	Dollars/ Percent	Percent
Revenue	$291,335	$422,812	$131,477	45%
Adj. EBITDA including noncontrolling interests	$20,174	$38,992	$18,818	93%
Adj. EBITDA margin including noncontrolling interests	6.9%	9.2%	2.3%	33%
Adj. EBTIDA attributable to Parsons Corp.	$20,154	$38,866	$18,712	93%
Adj. EBITDA margin attributable to Parsons Corp.	6.9%	9.2%	2.3%	33%

First quarter 2019 revenue increased $131 million, or 45%, compared to the prior year period. The increase was primarily driven by the acquisitions of Polaris Alpha and OGSystems, which contributed $122 million of revenue to the first quarter of 2019, as well as organic growth.

Federal Solutions Adjusted EBITDA including noncontrolling interests and Adjusted EBITDA attributable to Parsons Corporation for the first quarter of 2019 both increased by $19 million, or 93%, compared to the prior year period. Adjusted EBITDA margin for both metrics increased to 9.2%, or by 230 basis points from the first quarter of 2018. The increases were primarily driven by the acquisitions of Polaris Alpha and OGSystems, as well as margin expansion in our legacy business.

Critical Infrastructure Segment

	Three Months Ended		Growth
	March 30, 2018	March 31, 2019	Dollars/ Percent	Percent
Revenue	$463,344	$481,593	$18,249	4%
Adj. EBITDA including noncontrolling interests	$27,556	$29,182	$1,626	6%
Adj. EBITDA margin including noncontrolling interests	5.9%	6.1%	0.1%	2%
Adj. EBTIDA attributable to Parsons Corp.	$23,656	$25,559	$1,903	8%
Adj. EBITDA margin attributable to Parsons Corp.	5.1%	5.3%	0.2%	4%

First quarter 2019 revenue increased $18 million, or 4%, compared to the prior year period. The increase was primarily due to revenue growth on existing contracts.

Critical Infrastructure Adjusted EBITDA including noncontrolling interests for the first quarter of 2019 increased $2 million, or 6%, compared to the prior year period. Adjusted EBITDA margin including noncontrolling interests increased to 6.1%, or by 10 basis points from the first quarter of 2018. The increase was primarily driven by lower operational overhead costs, partially offset by targeted increases in business development costs.

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation for the first quarter of 2019 increased $2 million, or 8%, compared to the prior year period. Adjusted EBITDA margin attributable to Parsons increased to 5.3%, or by 20 basis points from the first quarter of 2018. The increase was driven by the same factors as noted above.

Key Performance Indicators

•	Book-to-bill ratio: First quarter 2019: 1.4x on net bookings of $1.2 billion. Trailing 12-month: 1.4x on net bookings of $5.1 billion.
•	Total backlog: First quarter 2019: $8.6 billion, 35% increase over the first quarter of 2018.
•	Cash flow used in operating activities: First quarter 2019: $60 million, 8% increase from first quarter 2018.
•

Debt: First quarter 2019: total and net debt were $659 million and $538 million, respectively. Following receipt of IPO proceeds, total and net debt were approximately $250 million and $50, respectively, positioning the Company for continued investment in the implementation of its strategy. The Company defines net debt as total debt less cash and cash equivalents.

First Quarter 2019 Highlights

•	Awarded a $175 million re-compete contract from a classified government customer to provide services relating to information technology infrastructure and industrial control systems.
•	Awarded a new $147 million contract by another classified government customer to provide high-end software, hardware, integration, operations and maintenance and mission support.
•	Awarded a new contract worth approximately $100 million by the Air Force Space and Missile Systems Center for integration services for small satellite delivery to space.
•	Awarded a new $982 million ceiling value multiple-award contract for the Army to provide a full-spectrum of cyber electromagnetic initiatives.
•

Acquired OGSystems, LLC, a disruptive geospatial intelligence solutions and immersive engineering provider that creates technology solutions for the United States intelligence community and the Department of Defense.

•

Recognized by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices, as one of the 2019 World’s Most Ethical Companies. Parsons has been recognized by Ethisphere for ten consecutive years.

Conference Call Information

Parsons will host a conference call today, June 18, 2019, at 8:00 a.m. ET to discuss the financial results for its first quarter 2019.

Listeners may access a webcast of the live conference call from the Investor Relations section of the Company's website at www.Parsons.com. Listeners also may access a slide presentation on the website, which summarizes the Company’s first quarter 2019 results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing +1 (866) 211-3159 (domestic) or +1 (647) 689-6592 (international) and entering passcode 9788674.

A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through June 25, 2019 at +1 (800) 585-8367 (domestic) or +1 (416) 621-4642 (international) and entering passcode 9788674.

About Parsons Corporation

Parsons is a leading provider of technology-driven solutions focused on the defense, intelligence and critical infrastructure markets. Celebrating 75 years of operations, Parsons provides technical design and engineering services and software products to address our customers’ challenges. Parsons has differentiated capabilities in cybersecurity, intelligence, missile defense, space, connected communities, physical infrastructure and mobility solutions. Parsons’ combination of talented professionals and advanced technology enables a safer, smarter and more interconnected world.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Registration Statement on Form S-1 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:Investor Relations:

Bryce McDevittDave Spille

Parsons CorporationParsons Corporation

(703) 797-3001(571) 655-8264

Bryce.McDevitt@Parsons.comDave.Spille@Parsons.com

PARSONS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended
	March 30, 2018	March 31, 2019
Revenues	$754,679	$904,405
Direct costs of contracts	602,972	714,237
Equity in earnings of unconsolidated joint ventures	11,031	10,397
Indirect, general and administrative expenses	123,847	177,519
Operating income	38,891	23,046
Interest income	741	477
Interest expense	(3,999)	(8,292)
Other income, net	1,152	41
(Interest and other expense) gain associated with claim on long-term contract	(2,330)	-
Total other expense	(4,436)	(7,774)
Income before income tax provision	34,455	15,272
Income tax provision	(5,353)	(1,886)
Net income including noncontrolling interests	29,102	13,386
Net income attributable to noncontrolling interests	(3,815)	(3,645)
Net income attributable to Parsons Corporation	$25,287	$9,741
Earnings per share:
Basic and diluted	$0.31	$0.12

Weighted average number shares used to compute basic and diluted EPS

	Three Months Ended
	March 30, 2018	March 31, 2019
Basic weighted average number of shares outstanding	81,846,305	78,161,484
Dilutive common share equivalents	-	-
Diluted weighted average number of shares outstanding	81,846,305	78,161,484

PARSONS CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

(Unaudited)

	December 31, 2018	March 31, 2019
Assets
Current assets:
Cash and cash equivalents (including $73,794 and $42,872 Cash of consolidated joint ventures)	$280,221	$121,408
Restricted cash and investments	974	9,061
Accounts receivable, net (including $180,325 and $193,597 Accounts receivable of consolidated joint ventures, net)	623,286	651,924
Contract assets (including $21,270 and $23,964 Contract assets of consolidated joint ventures)	515,319	571,755
Prepaid expenses and other current assets (including $11,837 and $9,423 Prepaid expenses and other current assets of consolidated joint ventures)	69,007	77,013
Total current assets	1,488,807	1,431,161

Property and equipment, net (including $2,561 and $2,507 Property and equipment of consolidated joint ventures, net)	91,849	97,298
Right of use assets, operating leases	-	216,484
Goodwill	736,938	921,097
Investments in and advances to unconsolidated joint ventures	63,560	67,202
Intangible assets, net	179,519	250,948
Deferred tax assets	5,680	4,891
Other noncurrent assets	46,225	43,917
Total assets	$2,612,578	$3,032,998

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable (including $87,914 and $91,505 Accounts payable of consolidated joint ventures)	$226,345	$203,684
Accrued expenses and other current liabilities (including $73,209 and $71,593 Accrued expenses and other current liabilities of consolidated joint ventures)	559,700	547,954
Contract liabilities (including $38,706 and $46,754 Contract liabilities of consolidated joint ventures)	208,576	225,017
Short-term lease liabilities, operating leases	-	53,029
Income taxes payable	11,540	9,415
Short-term notes payable	-	149,786
Total current liabilities	1,006,161	1,188,885
Long-term employee incentives	41,913	29,991
Deferred gain resulting from sale-leaseback transactions	46,004	-
Long-term debt	429,164	509,211
Long-term lease liabilities, operating leases	-	181,274
Deferred tax liabilities	6,240	7,922
Other long-term liabilities	127,863	111,023
Total liabilities	1,657,345	2,028,306
Commitments and contingencies (Note 14)
Redeemable common stock held by Employee Stock Ownership Plan (ESOP) ,$1 par value; authorized 150,000,000 shares; 125,097,684 shares issued; 78,172,809 and 78,138,831 shares outstanding, recorded at redemption value	1,876,309	1,875,332

Shareholder's equity (deficit):
Treasury Stock, 46,918,140 and 46,958,853 shares at cost	(957,025)	(957,838)
Retained earnings	12,445	75,771
Accumulated other comprehensive loss	(22,957)	(20,401)
Total Parsons Corporation shareholder's equity (deficit)	(967,537)	(902,468)
Noncontrolling interests	46,461	31,828
Total shareholder's equity (deficit)	(921,076)	(870,640)
Total liabilities, redeemable common stock and shareholder's equity (deficit)	$2,612,578	$3,032,998

PARSONS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended
	March 30, 2018	March 31, 2019
Cash flows from operating activities:
Net income including noncontrolling interests	$29,102	$13,386
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	9,009	30,591
Amortization of deferred gain	(1,813)	-
Amortization of debt issue costs	149	244
(Gain) loss on disposal of property and equipment	18	(27)
Provision for doubtful accounts	2,426	(279)
Deferred taxes	(138)	1,486
Foreign currency transaction gains and losses	(457)	618
Equity in earnings of unconsolidated joint ventures	(11,031)	(10,397)
Return on investments in unconsolidated joint ventures	15,406	10,794
Contributions of treasury stock	11,357	12,250
Changes in assets and liabilities, net of acquisitions and newly consolidated joint ventures:
Accounts receivable	469,720	(17,135)
Contract assets	(531,157)	(46,984)
Prepaid expenses and current assets	(27,138)	(1,424)
Accounts payable	(723)	(28,182)
Accrued expenses and other current liabilities	(44,016)	(24,023)
Billings in excess of costs	(152,147)	-
Contract liabilities	299,639	14,884
Provision for contract losses	(143,666)	-
Income taxes	(597)	(3,645)
Other long-term liabilities	10,624	(12,265)
Net cash used in operating activities	(65,433)	(60,108)
Cash flows from investing activities:
Capital expenditures	(5,152)	(11,041)
Proceeds from sale of property and equipment	29	135
Payments for acquisitions, net of cash acquired	-	(287,482)
Investments in unconsolidated joint ventures	(3,058)	(4,905)
Return of investments in unconsolidated joint ventures	-	2,234
Net cash used in investing activities	(8,181)	(301,059)
Cash flows from financing activities:
Proceeds from borrowings under credit agreement	-	290,000
Repayments of borrowings under credit agreement	-	(60,000)
Payments for debt costs and credit agreement	-	(286)
Contributions by (distributions to) noncontrolling interests, net	6,497	(18,278)
Purchase of treasury stock	(366)	(813)
Net cash provided by financing activities	6,131	210,623
Effect of exchange rate changes	(825)	(182)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(68,308)	(150,726)
Cash, cash equivalents and restricted cash
Beginning of year	446,144	281,195
End of period	$377,836	$130,469

Contract Awards (in thousands):

	Three Months Ended
	March 30, 2018	March 31, 2019
Federal Solutions	$111,441	$808,540
Critical Infrastructure	496,873	412,528
Total Awards	$608,314	$1,221,068

Backlog (in thousands):

	March 30, 2018	March 31, 2019
Federal Solutions:
Funded	$936,467	$1,681,816
Unfunded	2,224,354	3,429,779
Total Federal Solutions	3,160,821	5,111,595
Critical Infrastructure:
Funded	3,161,513	3,442,374
Unfunded	-	-
Total Critical Infrastructure	3,161,513	3,442,374
Total Backlog	$6,322,334	$8,553,969

Book-To-Bill Ratio:

	Three Months Ended
	March 30, 2018	March 31, 2019
Federal Solutions	0.4	1.9
Critical Infrastructure	1.1	0.9
Overall	0.8	1.4

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of Williams Electric, Polaris Alpha and  OGSystems, initial public offering transaction-related expenses, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered to non-operational in nature . These items have been Adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 30, 2018	March 31, 2019
Net income attributable to Parsons Corporation	$25,287	$9,741
Interest expense, net	3,258	7,815
Income tax expense	5,353	1,886
Depreciation and amortization	9,009	30,591
Net income attributable to noncontrolling interests	3,815	3,645
Litigation-related expenses(a)	2,330	-
Amortization of deferred gain resulting from sale-leaseback transactions(b)	(1,813)	-
Transaction-related costs(c)	125	9,355
Restructuring(d)	-	2,218
HCM software implementation costs(e)	-	2,912
Other(f)	366	11
Adjusted EBITDA	$47,730	$68,174
(a)

Reflects interest expense in “(Interest and other expenses) gain associated with claim on long-term contract” in our results of operations associated with a lawsuit against a joint venture in which the Company is the managing partner. Please see “Note 14 – Commitments and Contingencies” in the Company’s Form S-1/A filed on April 29, 2019, for a description of this matter which was resolved in favor of the Company on June 13, 2018.

(b)	Reflects recognized deferred gains related to sales-leaseback transactions.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with our corporate restructuring initiatives.
(e)	Reflects implementation costs incurred in connection with a new human resources and payroll application.
(f)

Includes a loss from sale of a subsidiary and other individually insignificant items that are non-recurring in nature for the quarter ended March 30, 2018 and a combination of gain/loss related to sale of fixed assets and other individually insignificant items that are non-recurring in nature for the quarter ended March 31, 2019.

(in thousands)	Three Months Ended
	March 30, 2018	March 31, 2019
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$20,154	$38,866
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	20	126
Federal Solutions Adjusted EBITDA including noncontrolling interests	$20,174	$38,992

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	23,656	25,559
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	3,900	3,623
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$27,556	$29,182

Total Adjusted EBITDA including noncontrolling interests	$47,730	$68,174

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except share and per share data)

	Three Months Ended
	March 30, 2018	March 31, 2019
Net income attributable to Parsons Corporation	$25,287	$9,741
Acquisition related intangible asset amortization	1,815	20,906
Litigation-related expenses(a)	2,330	-
Amortization of deferred gain resulting from sale-leaseback transactions(b)	(1,813)	-
Transaction-related costs(c)	125	9,355
Restructuring(d)	-	2,218
HCM software implementation costs(e)	-	2,912
Other(f)	366	11
Tax effect on adjustments	(36)	(434)
Adjusted net income attributable to Parsons Corporation	28,074	44,709
Adjusted earnings per share:
Weighted-average number of basic/diluted shares outstanding	81,846,305	78,161,484
Adjusted net income attributable to Parsons Corporation per basic/diluted share	$0.34	$0.57
(a)

Reflects interest expense in “(Interest and other expenses) gain associated with claim on long-term contract” in our results of operations associated with a lawsuit against a joint venture in which the Company is the managing partner. Please see “Note 14 – Commitments and Contingencies” in the Company’s Form S-1/A filed on April 29, 2019, for a description of this matter which was resolved in favor of the Company on June 13, 2018.

(b)	Reflects recognized deferred gains related to sales-leaseback transactions.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with our corporate restructuring initiatives.
(e)	Reflects implementation costs incurred in connection with a new human resources and payroll application.
(f)

Includes a loss from sale of a subsidiary and other individually insignificant items that are non-recurring in nature for the quarter ended March 30, 2018 and a combination of gain/loss related to sale of fixed assets and other individually insignificant items that are non-recurring in nature for the quarter ended March 31, 2019.